SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    December 15, 1997


                D.H. MARKETING & CONSULTING, INC.
      (Exact name of registrant as specified in its charter)

Nevada                                   033-91240        88-0330263
(State of incorporation or organization) (Commission      (IRS Employer
                                          File Number)     Identification No.)

HC 77 394 B Route 209 Milford, PA                 18337-9444
(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (717) 296-8515

Item 4.Changes in Registrant's Certifying Accountant.

The Registrant's certifying accounting firm, Niessen, Dunlap & Pritchard, P.C. ("NDP") has resigned as the Registrant's auditors. The decision was based on NDP's decision to discontinue any SEC practice work and its withdrawal from the SEC Division of firms of the American Institute of Certified Public Accountants. The Registrant's notification letter from NDP is attached hereto as an exhibit. The Registrant is currently negotiating with several accounting firms and should retain a new accounting firm on Monday, December 22, 1997, which will be announced in by the Registrant in a press release as well as by filing another Form 8-K.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

D.H. MARKETING & CONSULTING, INC.

December 19, 1997
Date


By: /s/ DAVID D. HAGEN
     David D. Hagen, President

                                EXHIBIT

Niessen, Dunlap & Pritchard, P.C.
Certified Public Accountants & Business Consultants
590 Bethlehem Pike, P.O. Box 606
Colmar, PA 18915
(215) 997-7200


December 15, 1997


David D. Hagen, President
D.H. Marketing & Consulting, Inc.
HC 77, Box 394B
Routes 6 and 209
Milford, PA 18337-9444

Dear David:

This letter is to confirm that we will cease our services as auditors of D.H. Marketing & Consulting, Inc. We have reached this decision reluctantly and after substantial deliberation. Our decision is based on the fact that our firm is discontinuing any SEC practice work. We are also withdrawing from the SEC Division of firms of the American Institute of Certified Public Accountants. Membership in the SEC Division is required to perform SEC-related engagements.

You should take immediate steps to retain a new accounting firm as there are a number of accounting matters that require immediate action, the foremost being year-end inventory observation.

We need to inform you that the Company must file a Form 8-K within five (5) business days of this notification.

We will cooperate with your new accountants in addressing these and other matters. To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants when they have been selected. Without such a letter, we are ethically prohibited from communicating with other regarding your company's affairs.

We look forward to helping you make a smooth transition with your new accountants.

                                     Very truly yours,

                                     /s/ NIESSEN, DUNLAP & PRITCHARD, P.C.
                                     NIESSEN, DUNLAP & PRITCHARD, P.C.

RLW:ega

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